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[LOGO]                     MOTIVE COMMUNICATIONS, INC.
                    CONSULTING SERVICES SUBCONTRACT AGREEMENT

This Subcontract Agreement by and between Motive Communications, Inc. ("Motive") with principal offices at 9211 Waterford Centre Blvd, Suite, 100, Austin, TX 78759 and PERFICIENT, INC. ("Consultant") with principal offices at 7600 - B North Capital of TX Hwy, Suite 220, Austin, TX 78735 sets forth the terms and conditions under which Consultant will provide certain consulting services to Motive.

1.   Scope of Services

     1.1 Consultant agrees to provide the professional computer consulting services ("Services") described on separately executed Statements of Work (the "Statement of Work") as may from time to time be issued hereunder.

     1.2 Each Statement of Work shall define the specific Services authorized by Motive, the schedule or term, The applicable rates and charges therefor, and other appropriate terms and conditions. All items prepared or required to be delivered under any Statement of Work are collectively referred to herein as the "Deliverables".

     1.3 Each Statement of Work shall be governed by the terms and conditions of this Agreement and in the event of any conflict between this Agreement and a Statement of Work, the provisions of the Statement of Work shall prevail.

     1.4 Consultant understands and agrees that by executing this Agreement, Motive is not committing or obligating itself to use the services of the Consultant and that no work or charges are or shall be authorized hereunder unless and until authorized in writing by a Statement of Work signed by both parties.

2.   Term

     2.1 This Agreement shall remain in effect until terminated by either party as provided herein.

     2.2 Each Statement of Work shall remain in effect until the work authorized thereunder is completed or is earlier terminated as provided herein.

3.   Price and Payment

     3.1 All Services to be performed on an hourly basis shall be at the rates specified in a Statement of Work.

     3.2 Those Services which are priced on other than an hourly basis will be at the prices and fees specified in the applicable Statement of Work.

     3.3 Unless invoicing and payment is tied to milestones specified under a given Statement of Work, Consultant will invoice Motive monthly. All invoices shall be submitted by Consultant on or before the fifteenth of the month following the month in which such services were rendered or during which applicable milestones or other payment events were completed. Consultant acknowledges that its failure to render invoices by the fifteenth of the following month may result in rejection, or delayed payment, of such invoices by Motive and Consultant assumes all risks from its failure to timely submit invoices.

     3.4 All invoices which have been timely submitted in accordance with the provisions of Section 3.3 shall be paid by Motive on the last occurring of (i) forty-five (45) days from receipt of Consultant's invoice.

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4.   Confidentiality

     4.1 Consultant agrees to keep confidential all Deliverables and all technical, product, business, financial, and other information regarding the business and software programs of Motive and/or or Motive's client (the "Confidential Information"), including but not limited to programming techniques and methods, research and development, computer programs documentation, marketing plans, customer identity, and business methods.

     4.2 Consultant shall at all times protect and safeguard the Confidential Information and agrees not to disclose, give, transmit or otherwise convey any Confidential Information, in whole or in part, to any other party.

     4.3 Consultant further agrees not to attempt to ascertain the source code of any Motive computer program by unauthorized access or review, reverse engineering, decompilation, disassembly, or any other technique or method.

     4.4 Consultant agrees that it will not use any Confidential Information for its own purpose or for the benefit of any third party and shall honor the copyrights of Motive and/or a client and will not copy, duplicate, or in any manner reproduce any such copyrighted materials.

     4.5 The provisions of this Article 4 shall survive termination or expiration of this Agreement or any Statement of Work hereunder. Motive or its client shall have the right to take such action it deems necessary to protect its rights hereunder, including, without limitation, injunctive relief and any other remedies as may be available at law or equity.

5.   Ownership

     5.1 Consultant agrees that all Deliverables are works made for hire and shall belong exclusively to Motive and no rights thereto shall accrue in any manner to the Consultant. In addition, Motive shall be the sole owner of all patents, copyrights, trade secrets and other intellectual property rights related to the Deliverables. Deliverables made under a SOW may be used during performance of other Motive SOW's at other Motive Customer engagements. The Consultant does not have the right to use any Deliverables if Consultant is not performing such services on behalf of Motive under a Motive SOW.

     5.2 Consultant agrees to execute all documents required by Motive to apply for, register, perfect, obtain or enforce any ownership and intellectual property rights pertaining to a given Deliverable. Any effort requested of Consultant to support this effort will be at mutually agreeable rates.

6.   Motive's Facilities

     6.1 To the extent Consultant has access to or uses the facilities or computer resources of Motive or Motive's client, Consultant agrees to comply at all times with the applicable rules and regulations regarding safety, security, use, and conduct.

7.   Records and Reports

     7.1 Consultant shall maintain complete and accurate records of the work performed hereunder, the amounts invoiced and hours worked. Such records shall be in accordance with standard accounting practices and shall include, but not be limited to, time sheets and receipts for reimbursable expenses.

     7.2 Copies of the foregoing records and a status report in such detail as Motive shall reasonably require shall be furnished to Motive at such times and frequencies as Motive may from time to time request.

     7.3 Motive shall have the right to inspect and audit Consultant's records at Consultant's place of business during normal business hours at any time during the term of this Agreement and for a period of one (1) year thereafter, upon giving Consultant thirty (30) days prior written notice.

8.   Warranties of Consultant

     8.1 Consultant warrants that the Services shall be performed in a workmanlike and professional manner.

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     8.2      Consultant warrants that all employees assigned to perform work under this Agreement shall have a level of skill and experience commensurate with the requirements of the task to which such employee is required to perform. Consultant agrees to promptly replace any employee assigned to this Agreement who is not acceptable to Motive and to make the services of any key persons specified on a given Statement of Work available for performance of Services thereunder.

     8.3 Consultant warrants that all Deliverables shall be the original work product of Consultant and will not be based on, or derived from, the proprietary information or items of a third party and that none of the Deliverables will infringe any copyrights, patents, trade secrets, or other proprietary rights of a third party. Consultant shall defend, indemnify and hold Motive harmless from and against any and all damages arising out of any claim brought by a third party that any Deliverable is infringing.

     8.4 Consultant further warrants that all Deliverables shall conform with applicable specifications and requirements as set forth on the Statement of Work. Consultant shall correct all errors, defects, inconsistencies, or malfunctions in any of the Deliverables discovered by Motive or its client during the period ending thirty (30) days from Motive's receipt of any programs, documentation or other materials prepared hereunder. If Motive is required under a contract with its customer to provide any unique terms or a warranty greater than thirty days, Motive will notify Consultant of such requirement and this agreement will be modified accordingly by mutually agreement.

9.   Termination

     9.1 This Agreement or any Statement of Work hereunder may be terminated prior to expiration or completion in accordance with the following:

              9.1.1    By either party without cause on fifteen
                       (15) days written notice. However, no such termination initiated by Consultant shall be effective until all applicable Statements of Work have been completed.

              9.1.2 By Motive in the event Consultant does not replace an employee of Consultant who is not acceptable to Motive within five (5) days from Motive's written request.

              9.1.3 By either party in the event the other has failed to perform any obligation required to be performed under this Agreement or an Statement of Work and such failure is not corrected within thirty (30) days from receipt of written notice advising of such failure from the other party.

     9.2 Upon completion, termination, or expiration of this Agreement or a given Statement of Work, Consultant shall deliver to Motive all copies of all Deliverables in their then current form or state, whether complete or incomplete, and return to Motive all applicable Confidential Information.

10.  Independent Contractor

     10.1 Consultant agrees that it is an independent contractor and that it will perform under this Agreement as an independent contractor. Nothing in this Agreement shall be deemed to make Consultant an agent, employee or partner of Motive. Consultant shall not be entitled to any of the fringe benefits of Motive and shall have no authority to bind, commit, contract for or otherwise obligate Motive in any manner whatsoever. Furthermore, Consultant shall withhold and pay Social Security, income taxes, and other employment taxes for itself and its employees.

11.  Liability

     11.1 Except with respect to Consultant's obligations under Articles 4, 8 and 13, neither party shall be liable to the other for any lost profits or indirect or consequential damages arising under this Agreement or any Statement of Work.

12.  Assignment and Subcontracting

     12.1 Consultant shall not assign this Agreement or any Statement of Work or subcontract any work required to be performed by it without the prior written consent of Motive.

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13.  Non-solicitation and Non-compete

     13.1 During the term this Agreement is in effect and for a period of six (6) months thereafter, neither party shall solicit employment to any employees then currently employed by the other party without the prior written consent. Notwithstanding the forgoing, neither party is prevented from hiring an individual who is no longer employed by other party or is responding to general public employment advertisements.

     13.2 During the term of this Agreement and for a period of one (1) year thereafter, Consultant agrees not to engage in any consulting, employment, or to provide any services (i) to or for a competitor of Motive. For purpose of this paragraph the competitors of Motive include but are not limited to Tioga, Aveo, Primus, and other technical support or knowledge base providers as may be identified by Motive as a competitor. Consultant agrees to notify Motive if Consultant is considering assigning an employee to support one of these entities and to insure there is no conflict with this Paragraph) or (ii) which are essentially the same as those provided under any Statement of Work hereunder, or (iii) which pertain to the use, support, implementation, or training of Motive's software or have any other involvement with Motive's software.

14.  Insurance

     Consultant agrees to be insured by insurers reasonably acceptable to Motive in the following amounts:

     14.1     Workers Compensation & Employer's Liability:
              As required under the laws of the states in which the work is performed with Employer's liability limit not less than $500,000 per occurrence/annual aggregate.

     14.2 Commercial General Liability: Covering all operations of the Consultant including product and completed operations and contractual liability against claims for personal bodily injury and property damage with a combine single limit of $1,000,0000.

     14.3     Automobile Liability Insurance:
              Covering bodily injury and property damage liability arising out of the use by or on behalf of the Consultant, if agents and employees of any owned, non-owned or hired automobile with combined limits not less than $500,000.

     14.4     Errors & Omission Insurance:
              Covering loss or damage arising out of negligent acts or errors or omissions which arise from professional services provided by Consultant under this Agreement with limits no less than $500,000 per occurrence.

     Such insurance coverage as is required under this Agreement shall be in form and with insurance carriers satisfactory to Motive and without additional cost to Motive, unless otherwise provided herein. As evidence of said coverage, Consultant shall forward Certificates of insurance, or copies of insurance policies, to Motive, which shall contain a provision to notify Motive in writing of a cancellation or non-renewal of said coverage's not less than thirty (30) days before its effective date.

15.  No Use of Motive's Name

     Subcontractor shall not use Motive's name in any form of publicity or release to the public except with the specific approval in writing of Motive.

16.  Attorney's Fees

     In the event that any dispute arises between the parties hereto with regard to any of the provisions of this Agreement of the performance of any of the terms and conditions hereof, the prevailing party in any such dispute shall be entitled to recover costs and expenses associated with resolving such dispute, including reasonable attorneys' fees.

17.  General Terms and Conditions

     17.1 This Agreement and its Attachments and Statements of Work constitute the sole and exclusive statement of the terms and conditions hereof and supersede any prior discussions, writings, and negotiations with respect thereto.

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     17.2     This Agreement shall not be amended except in writing signed by both parties.

     17.3 This Agreement shall be interpreted and enforced in accordance with the laws of Texas.

THE PARTIES HERETO AGREE TO THE FOREGOING AS EVIDENCED BY THEIR SIGNATURES
BELOW.


Perficient, Inc.  ("Consultant")       Motive Communications, Inc. ("Motive")

By:    Bryan Menell                    By:    [ILLEGIBLE]
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Name:  Bryan Menell                    Name:  [ILLEGIBLE]
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Title: President                       Title: [ILLEGIBLE]
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Date:  February 22, 1999               Date:  February 16, 1999
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